   As Filed with the Securities and Exchange Commission on December 23, 1999
                          Registration Statement No.--

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                ----------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                ----------------


                     PEOPLE'S COMMUNITY CAPITAL CORPORATION
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

              South Carolina                             58-2287073
    ---------------------------------             ----------------------
      (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)                Identification Number)


                            106-A Park Avenue, S.W.
                                Aiken, SC 29801
                    (Address of Principal executive offices)

        People's Community Capital Corporation 1998 Stock Incentive Plan
        ----------------------------------------------------------------
                            (Full Title of the Plan)

                  Tommy B. Wessinger, Chief Executive Officer
                     People's Community Capital Corporation
                            106-A Park Avenue, S.W.
                                Aiken, SC 29801
                                 (803) 641-0142
                                 --------------
           (Name, address, and telephone number of agent for service)

                        --------------------------------

                              Copies Requested to:

                             Neil E. Grayson, Esq.
                   Nelson Mullins Riley & Scarborough, L.L.P.
                     999 Peachtree Street, N.E., Suite 1400
                             Atlanta, Georgia 30309
                                 (404) 817-6000
                              (404) 817-6225 (Fax)

                        --------------------------------

                                       CALCULATION OF REGISTRATION FEE
=============================================================================================================
        Title of                                       Proposed               Proposed
       Securities                   Amount              Maximum               Maximum             Amount of
          to be                      to be              Offering              Aggregate          Registration
       Registered                  Registered      Price Per Share (1)     Offering Price (1)        Fee
       ----------                  ----------      -------------------     ------------------    ------------
Common Stock, par value $.01     249,900 shares          $10.00               $2,499,000           $659.73
per share

Common Stock, par value $.01         100 shares          $10.00               $    1,000           $   .27
per share
Total                            250,000 shares                               $2,500,000           $660.00
=============================================================================================================

(1) This estimation is solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) and is based on 100 shares of common stock issuable pursuant to existing stock options with an exercise price of 10.00 per share and 249,900 shares of common stock being offered at an exercise price of $10.00 based upon the average of the bid and asked price of the common stock on December 20, 1999, as quoted on the OTC Bulletin Board.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by People's Community Capital Corporation (the "Company") with the SEC are hereby incorporated by reference into this registration statement:

         (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 (File 333-25179);

         (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above; and

         (c) the description of the Company's common stock contained in the Company's registration statement on Form SB-2 filed with the SEC and declared effective on May 23, 1997 (File No. 333-25179).

         In addition, all reports and other documents subsequently filed by the company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all remaining unsold securities, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         No response is required to this item.

Item 5.  Interests of Named Experts and Counsel.

         No response is required to this item.

Item 6.  Indemnification of Directors and Officers.

         The Articles of Incorporation of the Company contain a conditional provision which, subject to certain exceptions described below, eliminates the liability of a director to the Company or its shareholders for monetary damages for breach of the duty of care or any other duty as a director. This provision does not eliminate such liability to the extent the director engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law, including, without limitation, laws proscribing insider trading or manipulation of the market for any security.

         The Bylaws of the Company require the Company to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of service by such person as a director of the Company or its subsidiary bank or any other corporation which he served as such at the request of the Company. Except as noted in the next paragraph, directors are entitled to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. Directors are also entitled to have the Company advance any such expenses prior to final disposition of the proceeding, upon delivery of a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met.

         Under the Bylaws, indemnification will be disallowed if it is established that the director (i) appropriated, in violation of his duties, any business opportunity of the Company, (ii) engaged in willful misconduct or a knowing violation of law, (iii) permitted any unlawful distribution, or (iv) derived an improper personal benefit. In addition to the Bylaws of the Company,
Section 33-8-520 of the South Carolina Business Corporation Act of 1988 (the "Corporation Act") requires that "a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding." The Corporation Act also provides that upon application of a director a court may order indemnification if it determines that the director is entitled to such indemnification under the applicable standard of the Corporation Act.

         The Board of Directors also has the authority to extend to officers, employees and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The Board of Directors has extended or intends to extend indemnification rights to all of its executive officers.

         The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against him or incurred by him in any such capacity, whether or not the Company would have the power to indemnify him against such liability under the bylaws.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed with this Registration Statement:

         Exhibit
         Number            Description of Exhibit
         ------            ----------------------
         4.1      -        Articles of Incorporation of the Company
                           (incorporated by reference to Exhibit 3.1 of the
                           Registration Statement on Form SB-2, File No.
                           333-25179).

         4.2      -        Bylaws of the Company (incorporated by reference to
                           Exhibit 3.2 of the Registration Statement on Form
                           SB-2, File No. 333-25179).

         4.3      -        People's Community Capital Corporation 1998 Stock
                           Incentive Plan

         5.1      -        Legal opinion of Nelson Mullins Riley & Scarborough,
                           L.L.P.

         23.1     -        Consent of Nelson Mullins Riley & Scarborough,
                           L.L.P. (contained in their opinion filed as Exhibit
                           5.1).

         24       -        Power of Attorney (contained on the signature pages
                           of this Registration Statement).

Item 9.  Undertakings.

      The Company hereby undertakes that it will:

      (a) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) Include any additional or changed material information on the plan of distribution;

            provided, however, that the undertakings set forth in paragraphs
            (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to the Exchange Act that are incorporated by reference in this Registration Statement;

      (b) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

      (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aiken, State of South Carolina, on this 23rd day of December, 1999.


                                    People's Community Capital Corporation


                              By:   /s/ Tommy B. Wessinger
                                    -------------------------------------------
                                    Tommy B. Wessinger
                                    Chief Executive Officer


         Each person whose signature appears below constitutes and appoints Tommy B. Wessinger, for himself or herself in name, place and stead, in any and all capacities, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, on the dates noted below.

         Signature                                   Title                      Date
         ---------                                   -----                      ----


/s/ Clark D. Moore, M.D.                     Director                           December 23, 1999
-------------------------------------        -----------------------



/s/ Raymond D. Brown                         Director                           December 23, 1999
-------------------------------------        -----------------------



/s/ Anthony E. Jones                         Director                           December 23, 1999
-------------------------------------        -----------------------



/s/ Donald W. Thompson                       Director                           December 23, 1999
-------------------------------------        -----------------------



/s/ Alan J. George                           President & Director               December 23, 1999
-------------------------------------        -----------------------



/s/ Dr. John B. Tomarchio                    Director                           December 23, 1999
-------------------------------------        -----------------------



/s/ Russell D. Phelon                        Director                           December 23, 1999
-------------------------------------        -----------------------



/s/ James D. McNair                          Director                           December 23, 1999
-------------------------------------        ----------------------

                                 EXHIBIT INDEX

   Exhibit
   Number                                       Exhibit
   ------                                       -------
          4.1     -        Articles of Incorporation of the Company
                           (incorporated by reference to Exhibit 3.1 of the
                           Registration Statement on Form SB-2, File No.
                           333-25179).

          4.2     -        Bylaws of the Company (incorporated by reference to
                           Exhibit 3.2 of the Registration Statement on Form
                           SB-2, File No. 333-25179).

          4.3     -        People's Community Capital Corporation 1998 Stock
                           Incentive Plan

          5.1     -        Legal opinion of Nelson Mullins Riley & Scarborough,
                           L.L.P.

         23.1     -        Consent of Nelson Mullins Riley & Scarborough,
                           L.L.P. (contained in their opinion filed as Exhibit
                           5.1).

         24       -        Power of Attorney (contained on the signature pages
                           of this Registration Statement).